Exhibit 10.18

THIS DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AURA SYSTEMS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

$[__________]

NO. [___]

DATE OF ISSUANCE: January ___, 2008

AURA SYSTEMS, INC.

7% Convertible Subordinated Debenture

AURA SYSTEMS, INC., a Delaware corporation (together with its successors, the “Corporation”), for value received hereby promises to pay to:

[__________________________]

(the “Holder”), the principal sum of [___________________] Dollars ($[________]) (“Total Principal Amount”), on January ___, 2013 (the “Maturity Date”) and to pay interest at such times and on such terms and conditions as specified herein.

This 7% Convertible Subordinated Debenture (this “Convertible Debenture”) is one of a duly authorized issuance of $3,000,000.00 aggregate principal amount of Convertible Subordinated Debentures of the Corporation (the “Series”). Any payment of principal on this Convertible Debenture shall be made pro rata with all principal payments made on the other Convertible Subordinated Debentures issued in the Series.

1. CERTAIN DEFINITIONS.

In addition to the defined terms included elsewhere herein, the following terms as used herein shall have the following meanings:

“Affiliate” means, with respect to any Holder, any person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Holder including without limitation any member, manager, partner, director or senior executive officer of any such person or Affiliate thereof. As used in this definition, the terms "control," "controlled by" and "under common control with" shall be mean the power, directly or indirectly, to vote more than fifty percent (50%) of the securities having voting power for the election of directors of such person or to direct or cause the direction of the management and policies of such person, whether by voting power, contract or otherwise.

CONVERTIBLE SUBORDINATED DEBENTURE - Page 1

“Change of Control” means when any person or group of persons (within the meaning of Sections 13 and 14 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) relating to such Sections) shall have acquired after the date hereof beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 50.1% or more of the outstanding shares of Common Stock of the Corporation after the date hereof.

“Common Stock” means the common stock of the Corporation, par value $0.0001 per share.

“Family Member” means any parent, spouse, lineal descendent or adopted child of a Holder.

“Permitted Transfer” means a transfer by the Holder of no less than all such Holder’s right, title and interest in this Convertible Debenture to any of the following: (i) any wholly-owned subsidiary or Affiliate of such Holder; (ii) any partnership of which such Holder or any Family Member or Affiliate of such Holder is a general partner and, together with such Holder’s Family Members or Affiliates, holds in excess of fifty percent (50%) of the economic interest of the partnership; (iii) any Family Member of such Holder; (iv) any trust of which there is, while the obligations of this Convertible Debenture remain outstanding, no beneficiary other than a person or entity described in subsections (i) through (iii) above; or (v) an executor or administrator of a Holder’s estate upon his or her death or, in the event of a Holder that is a decedent’s estate, any testamentary trusts created under the will of the decedent.

“Sale Event” means one of the following: (i) the occurrence of a Change of Control of the Corporation; (ii) a transfer of all or substantially all of the assets of the Corporation to any person or entity in a single transaction or series of related transactions; or (iii) a consolidation or merger of the Corporation with or into another person or entity in which the Corporation is not the surviving entity or survives solely as a wholly-owned subsidiary of another entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Corporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock).

2. INTEREST AND PRINCIPAL.

2.1. Interest Rate, Payment of Interest and Calculation. The Corporation promises to pay interest in cash on the Total Principal Amount of this Convertible Debenture outstanding from time to time at the rate of seven percent (7%) per annum (the “Interest Rate”) or, if less, the maximum rate permitted by applicable law. Past due amounts (including interest, to the extent permitted by law) will accrue interest at the Interest Rate plus two percent (2%) per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand. Interest on this Convertible Debenture will be calculated on the basis of a 360-day year of twelve 30 day months. The Corporation will pay interest in cash (a) quarterly in arrears, on the last day of each fiscal quarter of each year (each, an “Interest Payment Date”) until the Maturity Date, commencing on May 31, 2008 (unless such day is not a business day, in which event, on the next succeeding business day) (the “First Interest Payment Date”), (b) the Maturity Date, (c) each Conversion Date (as hereafter defined), and (d) the date the principal amount of this Convertible Debenture shall be declared to be or shall automatically become due and payable, on the principal sum hereof outstanding, from the most recent Interest Payment Date to which interest has been paid on this Convertible Debenture, or if no interest has been paid on this Convertible Debenture, from the date of this Convertible Debenture, until payment in full of the principal sum hereof has been made.

CONVERTIBLE SUBORDINATED DEBENTURE - Page 2

2.2. Payment of Principal. If not sooner paid in accordance with the provisions of this Convertible Debenture, the Corporation shall repay the remaining unpaid principal balance of this Convertible Debenture on the Maturity Date.

2.3. Method of Payment. The Corporation will pay in cash all sums becoming due on this Convertible Debenture for principal, interest or otherwise by check or wire transfer to the Holder of this Convertible Debenture in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts at the address specified for such purpose below the Holder’s name above, or by such other method or at such other address as such Holder shall have from time to time specified to the Corporation in writing for such purpose, without the presentation or surrender of this Convertible Debenture.

3. REGISTRATION.

3.1. Record Ownership. The Corporation shall maintain a register of the Holder of this Convertible Debenture (the “Register”) showing its name and address and the serial number and principal amount of Convertible Debenture issued to or transferred of record by it pursuant to Section 3.2 hereof. The Register may be maintained in electronic, magnetic or other computerized form. The Corporation may treat the person named as the Holder in the Register as the sole owner of this Convertible Debenture.

3.2. Registration of Permitted Transfer. Except for Permitted Transfers, the Holder may not transfer or otherwise assign this Convertible Debenture, in whole or in part, and no transfer of this Convertible Debenture other than a Permitted Transfer may be registered on the Register. Permitted Transfers shall be registered when this Convertible Debenture is (a) presented to the Corporation with a request to register the Permitted Transfer hereof, (b) the Convertible Debenture is accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation, duly executed by the Holder thereof or his or its attorney duly authorized in writing, and reasonable assurances are given that the endorsements are genuine and effective, (c) the Corporation has received any and all accompanying documents that it may reasonably request, including but not limited to representations regarding the investor suitability of the proposed transferee, and (d) the Corporation has received evidence reasonably satisfactory to it that such Permitted Transfer is rightful and in compliance with this Convertible Debenture and all applicable laws, including state and Federal securities laws. When this Convertible Debenture is presented for such transfer and duly transferred hereunder, it shall be canceled and a new Convertible Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof.

3.3. Worn and Lost Securities. If this Convertible Debenture becomes worn, defaced or mutilated, but is still substantially intact and recognizable, the Corporation or its agent may issue a new Convertible Debenture in lieu hereof upon its surrender bearing a number not contemporaneously outstanding. Where the Holder claims that the Convertible Debenture has been lost, destroyed or wrongfully taken, the Corporation shall issue a new Convertible Debenture in place of the original Convertible Debenture bearing a number not contemporaneously outstanding if the Holder so requests by written notice to the Corporation actually received by the Corporation before it is notified that the Convertible Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Corporation an indemnity bond in such amount and issued by such surety as the Corporation deems reasonably satisfactory, together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking, and such other information in such form with such proof or verification as the Corporation may reasonably request.

CONVERTIBLE SUBORDINATED DEBENTURE - Page 3

4. CONVERSION.

4.1. Conversion at the Option of the Holder. Subject to Section 4.5 and the provisions for Mandatory Conversion set forth therein, at the option of the Holder and at any time or from time to time, all (but not less than all) of the outstanding principal balance of this Convertible Debenture may be converted into that certain number of fully paid and nonassessable shares of Common Stock as is determined under Section 4.2 below (the “Conversion Shares”).

4.2. Conversion Price. Subject to the adjustments set forth in Section 4.4, this Convertible Debenture may be converted into that number of shares of Common Stock equal to the Total Principal Amount of this Convertible Debenture outstanding on the Conversion Date (as defined below) divided by $3.00 (the “Conversion Price”).

4.3. Conversion Procedures.

(a) The conversion of this Convertible Debenture (the “Conversion”) will be deemed to have been effected as of the close of business on the date on which the Holder delivers a notice of conversion, in the form attached hereto as Exhibit A (including via telecopy), to the Corporation of the Conversion of this Convertible Debenture (the “Conversion Date”). Within five (5) business days of the Conversion Date, the Holder shall surrender this Convertible Debenture at the principal office of the Corporation. On the Conversion Date, the rights of the Holder of this Convertible Debenture will cease and the person or persons in whose name or names any certificate or certificates for Conversion Shares are to be issued upon such Conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(b) As soon as possible after a Conversion has been effected (but in any event within ten (10) business days), the Corporation will deliver to the converting Holder a certificate or certificates representing the number of shares of Common Stock issuable by reason of the Conversion, pursuant to Section 4.1. To the extent necessary, fractional shares of Common Stock will be issued upon Conversion.

(c) The issuance of certificates for shares of Common Stock upon a Conversion of this Convertible Debenture will be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such Conversion and the related issuance of shares of Common Stock. Upon Conversion of this Convertible Debenture, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such Conversion will be validly issued, fully paid and nonassessable.

CONVERTIBLE SUBORDINATED DEBENTURE - Page 4

(d) All accrued unpaid interest on this Convertible Debenture shall be payable upon Conversion in cash.

4.4. Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

(a) Share Reorganization. If and whenever the Corporation shall:

(i) subdivide the outstanding shares of Common Stock into a greater number of shares;

(ii) consolidate the outstanding shares of Common Stock into a smaller number of shares;

(iii) issue Common Stock or securities convertible into or exchangeable for shares of Common Stock (without the payment of additional consideration therefor) as a stock dividend to all or substantially all the holders of Common Stock; or

(iv) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock (without the payment of additional consideration therefor);

(any of such events being herein called a “Share Reorganization”), then in each such case the Conversion Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the applicable Conversion Price in effect on such record or effective date, as the case may be, by a fraction of which:

(I) the numerator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date; and

(II) the denominator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction).

(v) Capital Reorganization. If and whenever there shall occur a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization (any such event being herein called a “Capital Reorganization”), then in each such case, the Holder who exercises the right to convert this Convertible Debenture after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such Holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Corporation or of the entity resulting from such Capital Reorganization that such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such Holder had been the holder of the number of shares of Common Stock to which such Holder was theretofore entitled upon conversion of this Convertible Debenture; provided, however, that no such Capital Reorganization shall be consummated unless all necessary steps shall have been taken so that such Holder shall thereafter be entitled to receive such number of shares or other securities of the Corporation or of the entity resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

CONVERTIBLE SUBORDINATED DEBENTURE - Page 5

(b) Adjustment Rules. The following rules and procedures shall be applicable to adjustments made in this Article 4:

(i) no adjustment in the Conversion Price shall be required unless such adjustment would result in a change of at least one percent (1%) in the Conversion Price then in effect; provided, however, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(ii) if any event occurs of the type contemplated by the adjustment provisions of this Article 4 but not expressly provided for by such provisions, the Corporation will give notice of such event as provided herein, and the Corporation’s Board of Directors will make an appropriate adjustment in the Conversion Price so that the rights of the Holder shall not be diminished by such event; and

(iii) if a dispute shall at any time arise with respect to any adjustment of the Conversion Price, such dispute shall be conclusively determined by the auditors of the Corporation or, if they are unable or unwilling to act, by a firm of independent certified public accountants selected by the Board of Directors of the Corporation and any such determination shall be binding upon the Corporation and the Holder.

(c) Certificate as to Adjustment. The Corporation shall from time to time promptly after the occurrence of any event that requires an adjustment in the Conversion Price deliver to the Holder a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the Conversion Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

(d) Notice to Holders. If the Corporation shall fix a record date for:

CONVERTIBLE SUBORDINATED DEBENTURE - Page 6

(i) any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares), or

(ii) any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares), or

(iii) any Sale Event; then

the Corporation shall, not less than ten (10) days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to the Holder notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.

4.5. Mandatory Conversion.

(a) In the event that the Closing Price (as hereinafter defined) per share of the Common Stock of the Corporation is equal to or greater than two (2) times the Conversion Price (as may be adjusted from time to time as set forth in Section 4.4 above) per share for fifteen (15) consecutive Trading Days (as hereinafter defined), then the outstanding principal balance of this Convertible Debenture shall be automatically converted into Conversion Shares at the Conversion Price as set forth in Section 4.2, all without any further action by the Holder, and whether or not the Holder surrenders this Convertible Debenture to the Corporation (any such event being herein called a “Mandatory Conversion”). “Closing Price” means the last reported sale price regular way or, in case no such reported sale takes place on such Trading Day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by Nasdaq, if the Common Stock is traded over-the-counter and quoted in the National Market System or in the “pink sheets” distributed by the National Quotation Service of the National Quotation Bureau, Inc., or if the Common Stock is so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Stock as reported by Nasdaq or any comparable system, or, if the Common Stock is not listed on Nasdaq or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors for that purpose. If the Common Stock is not publicly traded or is not traded in such manner that the quotations referred to above are available for the period required hereunder, Closing Price per share of Common Stock shall be deemed to be the fair value per share of Common Stock as determined in good faith by a majority of the Corporation’s Board of Directors, and if such directors are unable to reach a decision on the Closing Price, the Closing Price shall be determined by a nationally recognized investment banking firm, accounting firm or valuation firm mutually acceptable to a majority of the Board of Directors and the holders of a majority of the then outstanding shares of Common Stock. “Trading Day” means at any time a day on which the principal securities market for the Common Stock is open for general trading of securities.

(b) The conversion procedures as set forth above in Section 4.3 shall be followed in connection with any Mandatory Conversion pursuant to this Section 4.5.

CONVERTIBLE SUBORDINATED DEBENTURE - Page 7

4.6. Option of Holder Upon Sale Event. Holder shall have the option, within [five (5)] days of Holder’s receipt of notice of a Sale Event as provided in Section 4.4(e) above, upon written notice to the Corporation in the form attached hereto as Exhibit A, to convert the Total Principal Amount of this Convertible Debenture into the number of Conversion Shares as is determined under Section 4.2, in accordance with the conversion procedures set forth in Section 4.3. If Holder does not deliver such notice of conversion within such five (5) day period and in accordance with the terms hereof, Holder the Corporation shall, without any further action by the Holder, promptly pay Holder in full the amount of the outstanding balance of the Convertible De benture, including accrued but unpaid interest, out of the proceeds of the Sale Event.

5. EVENTS OF DEFAULT.

5.1. Events of Default. If one or more of the following described events (each an “Event of Default”) shall occur:

(a) The Corporation shall default in the payment of principal on this Convertible Debenture or on any other Convertible Subordinated Debenture included in the Series; or

(b) The Corporation shall default in the payment of interest on this Convertible Debenture, or any other Convertible Subordinated Debenture included in the Series, when and as due, which is not cured within ten (10) business days of the date such sum is due and owing; or

(c) The Corporation shall fail to perform or observe any other term, provision, condition, agreement or obligation of the Corporation under this, or any other Convertible Subordinated Debenture issued in the Series, and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure; or

(d) The Corporation shall (i) admit in writing its inability to pay its debts as they mature, (ii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iii) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

(e) A trustee, liquidator or receiver shall be appointed for the Corporation or for a substantial part of its property or business without its consent and shall not be discharged within ninety (90) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Corporation and shall not be dismissed within ninety (90) days thereafter; or

(g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation and, if instituted against the Corporation, shall not be dismissed, stayed or bonded within ninety (90) days after such institution or the Corporation shall in any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceedings;

CONVERTIBLE SUBORDINATED DEBENTURE - Page 8

then, or at any time thereafter, and in each such case, unless such Event of Default shall have been waived in writing by the Holder of this Convertible Debenture (which waiver shall not be deemed to be a waiver for any subsequent default), at the option of the Holder and in such Holder’s sole discretion, Holder may declare the outstanding principal balance of, and accrued but unpaid interest on, this Convertible Debenture to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, anything herein or in any note or other instruments to the contrary notwithstanding, and may immediately, and without expiration of any period of grace, enforce any and all of such Holder’s rights and remedies provided herein or any other rights or remedies afforded by law. The separate occurrence of any of the events described above shall be deemed a separate Event of Default for all purposes.

5.2. Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by this Convertible Debenture or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

5.3. Subordination. Payment of this Convertible Debenture shall be subordinate and junior in right of payment to certain senior indebtedness of the Corporation to the extent and in the manner set forth in this Section 5.3.

(a) Subordination of Convertible Debenture to Qualified Senior Obligations.

(i) The Subordinated Obligations (as defined below) are hereby expressly made subordinate and junior in right of payment to the prior payment and satisfaction in full of all Qualified Senior Obligations (as defined below) unless in the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not senior in right of payment to this Convertible Debenture. Such subordination is for the benefit of and may, together with the provisions of this Section 5.3, be enforced by the holders of the Qualified Senior Obligations against the Corporation and the holder of this Convertible Debenture. The Qualified Senior Obligations shall continue to constitute Qualified Senior Obligations for all purposes hereof notwithstanding the fact that such Qualified Senior Obligations or any claim in respect thereof shall be disallowed, avoided or subordinated pursuant to bankruptcy law or any other applicable law or equitable principles as a claim for unmatured interest, a fraudulent transfer or conveyance, a preference or otherwise.

CONVERTIBLE SUBORDINATED DEBENTURE - Page 9

(ii) As used herein “Qualified Senior Obligations” shall mean any future payment obligations of the Corporation (or any of its successors or assigns) under, in respect of, or relating to, any document relating to the incurrence of debt, however created, or any other indebtedness in respect of borrowed money or evidenced by bonds, notes, debentures, guarantees or similar instruments or letters of credit (or reimbursement agreements in respect thereof), whether direct or indirect, joint or several, absolute or contingent, due or to become due, and whether in respect of or relating to principal, interest (including, without limitation, any interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Corporation at the rate specified in the applicable agreement, whether or not such interest is allowed in such proceeding), fees, premiums, charges, expenses, reimbursements, indemnities, damages or any other obligations or liabilities under, in respect of or related to any such agreement in an amount of at least $10,000,000 and which is wholly or partially secured by the assets of the Corporation.

(iii) As used herein, “Subordinated Obligations” shall mean all payment obligations of the Corporation, its successors or assigns, however created, whether direct or indirect, as obligor or guarantor, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising and whether in respect of or relating to principal, interest (including, without limitation, deferred interest), fees, premiums, charges, expenses, reimbursements, indemnities, damages under, in respect of or related to this Convertible Debenture.

(b) Option of Holder to be Prepaid. In the event the Corporation becomes obligated under a Qualified Senior Obligation after the date hereof (such event referred to hereinafter as a “Qualified Senior Financing”), the Holder shall have the option (i) to be prepaid in full in the amount of the outstanding balance, including accrued but unpaid interest, of this Convertible Debenture out of the proceeds of the Qualified Senior Financing or (ii) to continue to hold this Convertible Debenture under the terms and conditions contained herein, including but not limited to the subordination provisions of this Section 5.3. In addition, if the Holder opts to continue to hold this Convertible Debenture, the Holder agrees to execute any additional subordination documents or agreements as required by the lender(s) of the Qualified Senior Financing.

(c) Subordination upon Bankruptcy or Insolvency. In the event of (i) any insolvency or bankruptcy case or proceeding under the Bankruptcy Code, 11 U.S.C. 101 et seq., as amended, or any receivership, liquidation, reorganization or other similar case or proceeding against the Corporation or any of its assets, (ii) any liquidation, dissolution or other winding up of the Corporation, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Corporation, then and in any such event:

(i) the holders of the Qualified Senior Obligations shall be entitled to receive indefeasible payment and satisfaction in full of all amounts due or to become due on or in respect of all Qualified Senior Obligations, before the Holder is entitled to receive any payment on account of this Convertible Debenture; and

(ii) any payment or distribution of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holder would be entitled but for the provisions of this Section 5.3, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Corporation being subordinated to the payment under this Convertible Debenture, shall be paid or delivered by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of the Qualified Senior Obligations or any agent for such holders to the extent necessary to make payment in full of all Qualified Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Qualified Senior Obligations.

CONVERTIBLE SUBORDINATED DEBENTURE - Page 10

The Corporation shall give prompt notice to the Holder of the occurrence of any of the events referred to in this subsection 5.3(c).

(d) Subordination upon Default on Qualified Senior Obligations. In the event that any Event of Default (as such term is defined in any credit agreement governing the Qualified Senior Obligations) in the payment of principal of or premium or interest on any Qualified Senior Obligations shall have occurred and be continuing (a “Senior Default”), then, no payment shall be made by the Corporation on account of this Convertible Debenture from the date of the occurrence of such Senior Default until the date, if any, on which the Qualified Senior Obligations to which such Senior Default relates shall have ceased to exist or such Senior Default is cured or waived in writing by the holder(s) of such Qualified Senior Obligations.

Until all Qualified Senior Obligations shall have been indefeasibly paid and satisfied in full, upon the occurrence of a Senior Default and during the continuation thereof, (i) the Corporation shall not, directly or indirectly, make any payment or prepayment on account of, or assign or transfer or grant a security interest with respect to, any part of its properties, assets, capital stock or rights (collectively, “Assets”) for or in respect of, or acquire, Subordinated Obligations and (ii) the holders of indebtedness under this Convertible Debenture shall not (A) demand, accelerate the maturity of, sue for or accept, take or receive from the Corporation (or from any other person) any payment, assignment, transfer, grant or acquisition described in the preceding clause (i) (including, without limitation, taking any action to cause the rescission of this Convertible Debenture or any other security issued in connection with the Subordinated Obligations) or to otherwise enforce its rights in respect of the Subordinated Obligations, (B) cancel, set off or otherwise discharge any part of the Subordinated Obligations in partial or complete satisfaction of any obligations of any nature whatsoever owing to the Corporation by the Holder of this Convertible Debenture; or (C) commence or join with any other creditor of the Corporation in the commencement of any proceeding against the Corporation under any bankruptcy, reorganization, readjustment or arrangement of debt, receivership, liquidation, insolvency, fraudulent conveyance or other similar law.

The provisions of this subsection (d) shall not apply to any payment with respect to which subsection (b) would be applicable.

(e) Payments Held in Trust. In the event that the Holder shall receive any payment or distribution of any kind or character with respect to the Subordinated Obligations, whether in cash, property or securities, at a time when such payment or distribution is prohibited by subsections (c) or (d) above, and before all Qualified Senior Obligations have been paid and satisfied in full, then and in such event, such payment or distribution shall be deemed to be the property of, segregated, received and held in trust for the benefit of, and shall be immediately paid over or delivered forthwith to, the holders of the Qualified Senior Obligations or any agent for such holders for application to the payment of all Qualified Senior Obligations remaining unpaid until all such Qualified Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Qualified Senior Obligations, it being understood that nothing contained herein shall affect the conversion rights of the Holder of this Convertible Debenture.

CONVERTIBLE SUBORDINATED DEBENTURE - Page 11

(f) Holder’s Rights and Remedies. Nothing contained in this Section 5.3 shall, at any time except during the pendency of any case or proceeding of the Corporation referred to in subsection 5.3(c) or under the conditions described in subsection 5.3(d), affect the obligation of the Corporation to make or prevent the Corporation from making payments at any time of principal of or interest or premium, if any, on this Convertible Debenture or any fees or other amounts payable by the Corporation under this Convertible Debenture, or prevent the Holder from exercising all of its conversion rights and all remedies otherwise permitted by this Convertible Debenture or applicable law upon default under this Convertible Debenture, subject to the rights, if any, under this Section 5.3 of the holders of the Qualified Senior Obligations.

(g) Subrogation to Rights of Holders of the Qualified Senior Obligations. Subject to the payment in full of all Qualified Senior Obligations, the Holder shall be subrogated to the rights of the holders of the Qualified Senior Obligations to receive payments and distributions of cash, property and securities applicable to the Qualified Senior Obligations until the principal of and interest and premium, if any, on this Convertible Debenture and any fees or other amounts payable by the Corporation under this Convertible Debenture shall have been paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Qualified Senior Obligations of any cash, property or securities to which the Holder would have been entitled but for the provisions of this Section 5.3, and no payments over pursuant to the provisions of this Section 5.3 to the holders of the Qualified Senior Obligations by the Holder, shall, as among the Corporation, the Holder and the Corporation’s creditors other than the holders of the Qualified Senior Obligations, be deemed to be a payment or distribution by the Corporation to or on account of the Qualified Senior Obligations.

(h) Continuing Nature of the Subordination. This Section 5.3 is irrevocable except under written agreement of the parties and shall continue until the Qualified Senior Obligations have been paid and satisfied in full or are otherwise discharged and released by the holders of Qualified Senior Obligations, and the Holder shall not be released from any duty, obligation or liability hereunder so long as there is any claim of the holders of Qualified Senior Obligations against the Corporation arising out of any agreement which relates to an obligation that has not been performed, settled, discharged or satisfied in full. The Holder shall not be released nor shall the Holder’s obligations hereunder be in any way diminished by (i) any extension of time for payment or performance of the Qualified Senior Obligations, (ii) any action taken under any agreement by or on behalf of the holders of Qualified Senior Obligations in the exercise of any right thereby conferred, (iii) any delay, failure or omission on the part of the holders of Qualified Senior Obligations to enforce any such right, (iv) any amendment to any terms of any agreement relating to any Qualified Senior Obligation, whether relating to any extension of time for payment or performance, or increasing amounts to be borrowed or otherwise, (v) any release, exchange, sale or surrender of collateral or guarantees relating to any Qualified Senior Obligation, or (vi) any settlement or compromise relating to any Qualified Senior Obligation.

CONVERTIBLE SUBORDINATED DEBENTURE - Page 12

(i) The Corporation shall not give, and no holder of Subordinated Obligations shall demand, accept or receive, any collateral security, direct or indirect, for any Subordinated Obligations.

(j) If any Qualified Senior Obligations shall have become or been declared to be immediately due and payable, the Subordinated Obligations shall become immediately due and payable, notwithstanding any inconsistent terms thereof.

(k) For the purposes of this Section 5.3, no Qualified Senior Obligations shall be deemed to have been paid in full unless the holder thereof shall have received and have been permitted to retain cash equal to the amount thereof then outstanding and such Qualified Senior Obligations shall have been fully discharged.

(l) The Corporation and the Holder, for themselves and their successors and assigns as holders of Subordinated Obligations, covenant to execute and deliver to holders of Qualified Senior Obligations such further instruments and to take such further action as the holders of Qualified Senior Obligations may at any time or times reasonably request in order to carry out the provisions and intent of this Section.

5.4. Modification of Convertible Debenture. This Convertible Debenture may be modified with the written consent of the holders of not less than 80% of the total Conversion Shares issued and issuable upon conversion of all of the Convertible Subordinated Debentures of the Series outstanding on the date such consent is requested. With respect to any such modification, the Corporation shall be entitled to rely (without inquiry) upon any representation by Holder as to the existence of such consent, with Holder’s execution of any modification agreement being conclusive evidence of such consent.

5.5. Notices. Any notice or communication to the Corporation shall be duly given if in writing and delivered via hand delivery or regular mail to the following address:

Aura Systems, Inc.
2330 Utah Avenue
El Segundo, California 90245

5.6. Successors. All agreements of the Corporation in this Convertible Debenture shall bind its successors.

5.7. Severability. In case any provision in this Convertible Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the Holder shall have no claim therefor against any party hereto.

5.8. Miscellaneous. This Convertible Debenture shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest, notice of intent to acceleration, notice of acceleration and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Convertible Debenture, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.

CONVERTIBLE SUBORDINATED DEBENTURE - Page 13

The Holder by acceptance of this Convertible Debenture agrees to be bound by the provisions of this Convertible Debenture which are expressly binding on such Holder.

[Signature Page Follows]

CONVERTIBLE SUBORDINATED DEBENTURE - Page 14

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated: Effective January ___, 2008

AURA SYSTEMS, INC.

By:
Name:
Title:

CONVERTIBLE SUBORDINATED DEBENTURE - Page 15

EXHIBIT A

NOTICE OF CONVERSION
OF 7% CONVERTIBLE SUBORDINATED DEBENTURE
OF AURA SYSTEMS, INC.

To:	Aura Systems, Inc.
2335 Alaska Avenue
El Segundo, California 90245
Facsimile No.: (310) 643-8719

1. Pursuant to the terms of the 7% Convertible Subordinated Debenture due January ____, 2013 (the “Convertible Debenture”), the undersigned hereby elects to convert the Total Principal Amount of the Convertible Debenture into shares of Common Stock of Aura Systems, Inc., a Delaware corporation (the “Corporation”), at a Conversion Price per share equal to $_______________. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Convertible Debenture.

2. The number of shares of Common Stock issuable upon the conversion of the Convertible Debenture to which this Notice relates is _______________ (the “Conversion Shares”).

3. Please issue a certificate or certificates for _______________ Conversion Shares in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name	Name

Address	Address

SS or Tax ID Number	SS or Tax ID Number

Delivery Instructions
for Common Stock:

EXHIBIT A TO CONVERTIBLE SUBORDINATED DEBENTURE - Page 1

4. If the shares of Common Stock issuable upon conversion of the Convertible Debenture have not been registered for resale under the Securities Act of 1933, as amended (the “1933 Act”), and the provisions of Rule 144(k) under the 1933 Act are inapplicable to the undersigned with respect to the Conversion Shares relating to this Notice, the undersigned represents and warrants that (a) the Conversion Shares to which this Notice relates are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and (b) the undersigned is an “accredited investor” as defined in Regulation D under the 1933 Act. If the provisions of Rule 144(k) under the 1933 Act are inapplicable to the undersigned with respect to the Conversion Shares relating to this Notice, the undersigned further agrees that (i) such Conversion Shares shall not be sold or transferred unless (A) they first shall have been registered under the 1933 Act and applicable state securities laws or (B) the Company shall have been furnished with an opinion of legal counsel reasonably satisfactory in form, scope and substance to the Company to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (ii) until such Conversion Shares are registered for resale by the undersigned under the 1933 Act, the Company may place a legend on the certificate(s) for the Conversion Shares to that effect and place a stop-transfer restriction in its records relating to the shares.

NAME:

Date:
Signature of Registered Holder
(Must be signed exactly as name
appears in the Convertible Debenture.)

EXHIBIT A TO CONVERTIBLE SUBORDINATED DEBENTURE - Page 2